Exhibit 10.23

August 26, 2016

Adam Pliska

CEO/President

WPT Enterprises, Inc.

1920 Main Street, Suite 1150

Irvine, California 92614

Re:	World Poker Tour Season Fourteen etc. – Exception to Exclusive Rights

Dear Adam:

We refer to the agreements, dated as of May 10, 2013 (as amended) and May 24, 2016 (collectively the “Agreements”), between WPT Enterprises, Inc. (“WPTE”) and National Sports Programming (“Fox”), pursuant to which Fox will distribute episodes of the World Poker Tour television series. Any defined terms used but not defined herein shall have the meaning set forth in the applicable Agreement.

WPTE and Fox hereby agree that Section 8 of Exhibit A of each Agreement shall be amended by inserting the following paragraph (i) after the fourth full paragraph of Section 8 of Exhibit A of the May 10, 2013 Agreement, and (ii) after subparagraph 8(b) as a new subparagraph (8(b1) in Section 8 of Exhibit A of the May 24, 2016 Agreement:

“Notwithstanding the foregoing exclusive Telecast rights, WPTE shall have the right to offer for Telecast all Episodes of each season of the (Tour) Series on a subscription video-on-demand (SVOD) basis on World Poker Tour-branded applications powered by Zype delivered to OTT enabled devices (e.g., Roku, Apple TV) beginning one week after Fox premieres the final Episode of such season. Once initially available pursuant to the preceding sentence, WPTE shall not be required to restrict the availability of Episodes on such applications on dates that Fox premieres the then current season of the (Tour) Series (i.e., currently Sunday nights).”

Except as set forth herein, the Agreement will not otherwise be changed, altered or amended and remains in full force and effect. This letter agreement, together with the Agreements, constitutes the entire understanding and agreement between the parties with respect to the subject matter of the Agreements. If the above confirms your understanding, please signify your acceptance by signing below.

Sincerely,

NATIONAL SPORTS PROGRAMMING

By: __________________________

Name: ________________________

Title: _________________________

Agreed and Accepted by:

WPT ENTERPRISES, INC.

By: __________________________

Name: ________________________

Title: _________________________